CNB CORPORATION

_____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2004

TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of CNB Corporation, a South Carolina Corporation (the "Company"), will be held in the Conway Banking Office of The Conway National Bank at 1411 Fourth Avenue, Conway, South Carolina, at 4:15 p.m., Conway, South Carolina time, on May 11, 2004.  The Annual Meeting is being held for the following purposes:

(1)	To elect three Directors;
(2)	To ratify the appointment of Elliott Davis, LLC as the Company's independent public accountant for the fiscal year ending December 31, 2004; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only those holders of common stock of the Company of record at the close of business on April 30, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person; but if you are unable to do so, please date, sign, and promptly return the enclosed proxy (blue sheet) in the enclosed, self-addressed, stamped envelope.  If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so.  In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors /s/W. JenningsDuncan
W. Jennings Duncan
President /s/Willis J. Duncan
Willis J. Duncan
Chairman of the Board
Conway, South Carolina
April 9, 2004

CNB CORPORATION
1400 THIRD AVENUE
CONWAY, SOUTH CAROLINA 29526

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2004

         The accompanying proxy is solicited by and on behalf of the Board of Directors of CNB Corporation, a South Carolina Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 11, 2004 (the "Annual Meeting"), at 4:15 p.m., Conway, South Carolina time, in the Conway Banking Office of The Conway National Bank at 1411 Fourth Avenue, Conway, South Carolina, or any adjournment thereof.

         Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held on record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This proxy statement was first mailed to shareholders on or about April 9, 2004.

         The Company has its principal executive offices at 1400 Third Avenue, Conway, South Carolina 29526.  The Company telephone number is (843) 248-5721.

ANNUAL REPORT

         The annual report to shareholders covering the Company's fiscal year ended December 31, 2003, including financial statements, is enclosed herewith. Such annual report to shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

         Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy.

QUORUM AND VOTING

         The voting securities of the Company are shares of its common stock, $10.00 par value ("Company Stock"), each share of which entitles the holder to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

         At the close of business on April 30, 2004 (the "Record Date"), the Company will have issued and outstanding approximately 717,657 shares of Common Stock held of record by approximately 736 persons.  Only holders of record of Company Stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting or any adjournment thereof.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Company Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof.  In all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment thereof, a majority of the votes cast will be determinative.

ACTION TO BE TAKEN UNDER THE PROXY

         Each proxy, unless the shareholder otherwise specifies therein, will be voted:

(a)	"For" the election of the three (3) persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and
(b)	"For" the ratification of the appointment of Elliott Davis, LLC as the Company's independent public accountant for the fiscal year ending December 31, 2004.

         In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications.  Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.

         As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other matter of business. Any shareholder has the power to revoke his proxy at any time prior to the Annual Meeting by giving written or oral notice to Virginia B. Hucks, Secretary of the Company.

SHAREHOLDER'S PROPOSALS

         Any shareholder of the Company desiring to present a proposal for action, including the nomination for the election of directors, at the 2005 Annual Meeting of Shareholders must deliver the proposal to the executive officers of the Company no later than February 10, 2005, which is ninety days prior to the anniversary date of the 2004 Annual Meeting, unless the Company notifies the Shareholders otherwise.  Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of December 31, 2003, certain information regarding the ownership of Company Stock of all officers and directors of the Company.  No shareholder is known to the management of the Company to be the beneficial owner of more than five (5%) percent of the Company Stock.  The Company Stock is the Company's only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
All Officers and Directors as a Group
(43 persons) (2)	161,038	22.5%
_________________
(1) For a description of the amount and nature of ownership of the directors of the Company, see "Management of the Company - Directors."
(2) Includes 32 officers of the subsidiary, The Conway National Bank, who are not officers of the Company.

MANAGEMENT OF THE COMPANY

Directors

         The Directors and Nominees for election to the Board of Directors of the Company are as follows:

Name (Age)	Director Since	Proposed Term Expires	Present Principal Occupation	Company Stock Owned Number %
Willis J. Duncan (77) *W. Jennings Duncan (48) *James W. Barnette, Jr. (59) Harold G. Cushman, Jr. (74) H. Buck Cutts (62)	1958 1984 1984 1963 2002	2006 2007 2007 2005 2005

Chairman of the Board.
The President of the
Bank from November
1985 to February 1988.

President.  Executive
Vice President of the
Bank from November
1985 to February 1988.

President of Surfside
Rent Mart, Inc., a
general rental company
located in Surfside
Beach, South Carolina,
since 1992.

Retired in 1995 as
President of Dargan
Construction Company,
Inc.

Retired.  Previously,
Mr. Cutts was an
attorney in private
practice in Surfside
Beach, South Carolina.

				29,325(1) 26,930(2) 5,829(3) 25,382(4) 17,979(5)	4.09 3.75 .81 3.54 2.51

Name (Age)	Director Since	Proposed Term Expires	Present Principal Occupation	Company Stock Owned Number %
Paul R. Dusenbury (45) Robert P. Hucks (58) Richard M. Lovelace, Jr. (57) *John K. Massey (89) Howard B. Smith, III (55)	1997 1993 1984 1959 1993	2006 2005 2006 2007 2005

Treasurer.  Vice
President and Cashier
of the Bank since 1988.

Executive Vice
President.  Served as
Vice President and
Cashier of the Bank
from 1985 to 1988.

Attorney in private
practice in Conway,
South Carolina.

Retired.

Executive in Residence
for the Wall College of
Business, Coastal
Carolina University.
Previously, Mr. Smith
was a Practicing
Certified Public
Accountant with Smith,
Sapp,Bookhout,Crumpler,
& Callihan, P.A. in
Myrtle Beach,South
Carolina.

				1,102(6) 2,578(7) 2,465(8) 5,666(9) 3,632	.15 .36 .34 .79 .51

* Nominee for election to the Board of Directors.

       Except as indicated below, each director or director nominee of the company has sole voting and investment power with respect to all shares of Company stock owned by such director or director nominee.  Each director or director nominee resides in Conway, South Carolina with the exceptions of Harold G. Cushman and Paul R. Dusenbury who reside in Myrtle Beach and Aynor, respectively, which are within Horry County, South Carolina.  The address of each director or director nominee is c/o The Conway National Bank, Post Office Drawer 320, 1400 Third Avenue, Conway, South Carolina 29528. All shareholder communication to an individual Director or to the full Board of Directors sent to the above address will be forwarded to the individual Director or full Board of Directors as indicated. All Directors and officers of the Company and its subsidiary, The Conway National Bank, as a group (43 persons), own 161,038 (22.5%) shares of Company stock.

       (1) Includes 12,399 shares held by Harriette B. Duncan (wife).

       (2) Includes 1,665 shares held by Robin F. Duncan (wife); 3,632 shares held by Ann Louise Duncan (daughter); 3,632 shares held by Mary Kathryn Duncan (daughter); 3,632 shares by Willis Jennings Duncan, V (son); and 3,632 shares by Margaret Brunson Duncan (daughter).

       (3) Includes 4,826 shares held by Janet J. Barnette (wife).

       (4) Includes 21,000 shares held by the Cushman Family Limited partnership; 588 shares held by Dianne C. Cushman (wife); 757 shares held by Frances Faison Cushman (daughter); 757 shares held by Harold G. Cushman, III (son); 639 shares held by Harold G. Cushman, IV  (grandson); and 638 shares held by Kara Dawn Cushman (granddaughter).

       (5) Includes 1,293 shares held by Brenda M. Cutts (wife); 1,172 shares held by Claire Cutts Abbott (daughter); and 1,172 shares held by Emeline E. Cutts (daughter).

       (6) Includes 208 shares held by Jennifer S. Dusenbury (wife); 65 shares held by Elena Cox Dusenbury (daughter); and 65 shares held by Sarah Cherry Dusenbury (daughter).

       (7) Includes 400 shares held by Willie Ann Hucks (wife); 30 shares held by Mariah J. Hucks (daughter); 74 shares held by Norah Leigh Hucks (daughter); and 224 shares held by Robert P. Hucks, II (son).

       (8) Includes 1,404 shares held by Rebecca S. Lovelace (wife); 518 shares held by Richard Blake Lovelace (son); and 423 shares held by Macon B. Lovelace (son).

       (9) Includes 1,586 shares held by Bertha T. Massey (wife).

       Each director or director nominee of the Company has been engaged in his principal occupation of employment as specified above for five (5) years or more unless otherwise indicated.

       W. Jennings Duncan is Willis J. Duncan's son.  No other family relationships exist among the above named directors or officers of the Company. No director owns 25% or more of a publicly traded company.  None of the directors of the Company holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

       The Board of Directors of the Company, as originally constituted, was classified into three (3) classes with each class consisting of five (5) directors. Three (3) directors in Class I will be elected at the 2004 Annual Meeting to serve for a three (3) year term. Directors in Class II will be elected at the 2005 Annual Meeting to serve for a three (3) year term and Directors in Class III will be elected at the 2006 Annual Meeting to serve for a three (3) year term. Currently, there are ten (10) Directors, with three (3) directors in Class I. The Board of Directors has passed a resolution fixing the total number of Directors at ten (10).

       The Board of Directors of the Company serves as the Board of Directors of its subsidiary, The Conway National Bank.  The Company's Board of Directors meets as is necessary and the Bank's Board of Directors meets on a monthly basis.

       The Board of Directors of the Bank has an Executive Committee that meets when necessary between scheduled meetings of the Board of Directors and also functions as the compensation and nominating committee.  The Executive Committee recommends to the Board of Directors the appointment of officers; determines officer compensation subject to Board approval; reviews employee salaries; considers any director nominee submitted by the shareholders; and addresses any other business as is necessary which does not come under the authority of other committees on the Board of Directors. The Executive Committee will consider any nominee to the Board of Directors submitted by the shareholders, provided shareholders intending to nominate director candidates for election deliver written notice thereof to the Secretary of the Company not later than (i) with respect to at election to be held at an Annual Meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The Bylaws further provide that the notice shall set forth certain information concerning such shareholder and his nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as Director of the Company if so elected.  The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.  There is no policy or charter in place for the nominating committee function. No material changes have been made to the procedure by which shareholders may recommend candidates for consideration by the Executive Committee which serves as the nominating committee.  The members of the Executive Committee are Harold G. Cushman, Jr. ("independent" Director), Willis J. Duncan ("inside" Director), and W. Jennings Duncan ("inside" Director).

       In addition, the Board of Directors of the Bank has Audit, Loan, Public Relations, and Building Committees.  The members of the Audit Committee are James W. Barnette, Jr. ("independent" Director), H. Buck Cutts ("independent" Director), John K. Massey ("independent" Director), and Howard B. Smith, III ("independent" Director and "audit committee financial expert").   The members of the Loan Committee are Harold G. Cushman, Jr. ("independent" Director), Willis J. Duncan ("inside" Director), W. Jennings Duncan ("inside" Director), Paul R. Dusenbury ("inside" Director), Robert P. Hucks ("inside" Director), and Richard M. Lovelace, Jr. ("independent" Director).  The members of the Public Relations Committee are James W. Barnette, Jr. ("independent" Director) and John K. Massey

("independent" Director).  The members of the Building Committee are James W. Barnette, Jr. ("independent" Director), Harold G. Cushman, Jr. ("independent" Director), Willis J. Duncan ("inside" Director), W. Jennings Duncan ("inside" Director), and Robert P. Hucks ("inside" Director). Willis J. Duncan, Chairman of the Board, and W. Jennings Duncan, President, are ex officio members of each of these committees of the Board with the exception of the Audit Committee.

     The function of the Audit Committee is to ensure that adequate procedures are in existence and functioning in a manner adequate to safeguard the assets of the Bank.  The Audit Committee also monitors internal and external audit activities.  The Audit Committee does not have an audit charter.  Each member of the Audit Committee is independent as defined in the National Association of Securities Dealers listing standards and Howard B. Smith, III qualifies as an "audit committee financial expert".

       The function of the Loan Committee is to review and ratify new loans and monitor the performance and quality of existing loans, as well as to ensure that sound policies and procedures exist in the Bank's lending operations.

       During 2003, the Company's Board of Directors met three (4) times; the Bank's Board of Directors met twelve (12) times; the Executive Committee met twelve (12) times; the Audit Committee met eleven (11) times; the Loan Committee met twelve (12) times; the Building Committee met five (5) times; and the Public Relations Committee did not meet. Each Director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as Director and (b) the total number of meetings held by all committees of the Board of Directors of which he served.

       All Directors are expected to attend the Company's Annual Meeting with ten of eleven in attendance at the May 13, 2003 Annual Meeting.

Executive Officers:

       The Executive Officers and other officers of the Company are as follows:

Name	Age	Position(s) Currently With The Company
Willis J. Duncan	77	Chairman of the Board (1)
W. Jennings Duncan	48	President and Director (1)
Robert P. Hucks	58	Executive Vice President and Director (1)
Paul R. Dusenbury	45	Treasurer and Director (1) (Chief Financial Officer and Chief Accounting Officer)
Virginia B. Hucks	54	Secretary

(1) Executive Officer

       All executive officers and other officers serve at the pleasure of the Board of Directors of the Company.  All executive officers and other officers of the Company have acknowledged receipt of The Conway National Bank Code of Ethics Policy and agree to comply therewith.  Each executive officer and other officer of the Company has been employed by the Company and/or the Bank for five (5) years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       The Company pays no remuneration to its Directors and Executive Officers. All remuneration for services rendered are paid by the Company's subsidiary, The Conway National Bank, Conway, South Carolina ("the Bank").

Compensation Committee Report

       The Executive Committee of the Bank recommends to the Board of Directors the appointment of officers; determines officer compensation subject to Board approval; and reviews employee salaries.  The compensation of the President (Chief Executive Officer) and the other executive officers is not tied directly to corporate performance or any measure thereof.  However, it would be deemed unacceptable by the Executive Committee, Board, and management to establish compensation levels that are not consistent with the performance of the Bank or return to shareholders. During the compensation decision process, much emphasis is placed on the Job Evaluation Salary Administration Program (JESAP) Committee. The JESAP Committee is charged with the responsibility of establishing job position descriptions; applying values to each job position in the form of a salary range; and obtaining salary surveys of a local, regional, and national level to determine that salary ranges are consistent with the industry and peers. The JESAP committee utilizes an independent management consulting firm to aid in this process. For each Bank employee, including the President (Chief Executive Officer) and all executive officers, a salary minimum, midpoint, and maximum is established. For fiscal 2003, all executive officer salary levels were below the midpoint as established by the JESAP process.

Summary Compensation Table

                      Annual Compensation     Long-Term Compensation
                                              Awards         Payouts

Name and Principal Position	Year	($) Salary	($) Bonus	Other Annual(1) Compensation	Restricted Stock($) Awards	Stock Options #/SARS	Long-Term Incentive Payout($)	All Other (2) Compensation
W. Jennings Duncan President and Director of the Bank Robert P. Hucks Executive Vice President and Director of the Bank Paul R. Dusenbury Vice President and Cashier of Bank.	2003 2002 2001 2003 2002 2001 2003 2002 2001	176,304 167,112 158,004 155,844 147,720 139,680 144,504 136,968 129,504	27,446 28,156 28,651 24,377 25,005 25,444 22,676 23,257 23,663	4,779 5,217 5,380 6,000 6,000 6,000 6,000 6,000 6,000	0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0	14,104 13,369 11,060 12,468 11,818 9,778 11,560 10,957 9,065

(1)  Cash value of personal use of automobile furnished by the Bank or automobile travel allowance.

(2)  Cash contributions made by the Bank to the Bank's contributory profit-sharing and savings defined contribution plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

PENSION PLAN DISCLOSURE

        The Bank has a defined contribution pension plan covering all employees who have attained age twenty-one and have a minimum one year of service.  Upon ongoing approval of the Board of Directors, the Bank matches one hundred percent of employee contributions up to three percent of employee contributions of salary deferred and fifty percent of employee contributions in excess of three percent and up to five percent of salary deferred.  The Board of Directors may also make discretionary contributions to the Plan.  For the years ended December 31, 2003, 2002, and 2001, $558,000, $510,000, and $426,000, respectively, was charged to operations under the plan.

       The Board of Directors of the Bank provides supplemental benefits to certain key officers, under The Conway National Bank Executive Supplemental Income (ESI) Plan and a Long-Term Deferred Compensation (LTDC) Plan.  A copy of said plans was filed as Exhibits 10(a) and 10(b)with an amended Form 10-K Annual Report dated June 10, 2002.  These plans are not qualified under the Internal Revenue Code.  These plans are unfunded, however, certain benefits under the ESI Plan are informally and indirectly funded by insurance policies on the lives of the covered employees.  Under the provisions of the ESI Plan, the Bank and the participating employees will execute agreements providing each employee (or his beneficiary, if applicable) with a pre-retirement death benefit and a post-retirement annuity benefit.  The ESI Plan is designed to provide participating employees with a pre-retirement benefit based on a percentage of the employee's current compensation.  The ESI agreement's post-retirement benefit is designed to supplement a participating employee's retirement benefits from Social Security in order to provide the employee with a certain percentage of his final average income at retirement age.  Upon normal retirement age, Willis J. Duncan, W. Jennings Duncan, Robert P. Hucks, and Paul R. Dusenbury are eligible to receive fifteen annual payments of $9,650, $37,178, $30,827, and $28,379, respectively. While the employee is receiving benefits under the ESI Agreement, the agreement will prohibit the employee from competing with the Bank and will require the participating employee to be available for consulting work for the Bank.  The ESI Agreement may be amended or revoked at any time prior to the participating employee's death or retirement, but only with the mutual written consent of the covered employee and the Bank.  The ESI Agreements require that the participating employee be employed at the Bank at the earlier of death or retirement to be eligible to receive, or have his beneficiary receive, benefits under the agreement.  Under the LTDC Plan, certain key employees and the Board of Directors may defer a portion of their compensation for their retirement and purchase units which are equivalent in value to one share of the Company's stock at market value.  The number of units shall be equitably adjusted and restated to reflect changes in the number of common shares outstanding resulting from stock splits, stock dividends, stock issuances, and stock redemptions.  The number of units also shall be equitably adjusted and restated to reflect cash dividends paid to Company common shareholders.  The employee or Director receives appreciation, if any, in the market value of the unit as compared to the initial value per unit.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Performance Graphs

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG CNB CORPORATION, INDEPENDENT BANK INDEX, AND NASDAQ

ASSUMES $100 INVESTED ON DECEMBER 31, 1998 IN EACH OF CNB CORPORATION STOCK,
INDEPENDENT BANK INDEX, AND NASDAQ INDEX WITH REINVESTMENT OF DIVIDENDS

COMPARISON OF RETURN ON AVERAGE ASSETS (ROA)
AMONG THE BANK, ALL SOUTH CAROLINA BANKS, AND SOUTH CAROLINA S&L's

BASED ON DECEMBER 31 DATA WITH THE EXCEPTION OF THE SEPTEMBER 30, 2003 DATA
DUE TO THE UNAVAILABILITY OF DECEMBER 31, 2003 DATA

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      No Compensation Committee interlocks exist.  The members of the Executive Committee of the Board, which serves as the Compensation Committee, are Harold G. Cushman, Jr. ("independent" Director), Willis J. Duncan (Chairman of the Board and "inside" Director), and W. Jennings Duncan (President and "inside" Director).  Membership of the JESAP Committee consists of seven Bank officers.

Director Compensation

     Directors who are not Bank officers received $500 for each monthly meeting of the Board of Directors and an additional $200 for each committee meeting attended.  Beginning in 2004, the Chairman of the Audit Committee will receive an additional $75 per Audit Committee meeting attended.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors, and 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors, and 10 percent shareholders were complied with.

CERTAIN TRANSACTIONS

      Directors, principal shareholders, and Executive Officers of the Company and the Bank are customers of and had transactions with the Bank in the ordinary course of business.  Included in such transactions are outstanding loans and commitments, all of which were made on comparable terms, including interest rates and collateral as those prevailing at the time for other customers of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

ELECTION OF DIRECTORS

     The Board of Directors has, by resolution, fixed the number of Directors at ten (10) and three (3) will be elected at the Annual Meeting. The term of office for each elected Director will be as specified in "Management of the Company - Directors" or until his successor is elected and shall have qualified.  Each nominee is presently a Director of the Company and has served continuously since first becoming a Director.  The Board of Directors' nominees are as specified in "Management of the Company - Directors."

     Should any nominee for the office of Director become unable or unwilling to accept nomination of election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend.  The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends that the shareholders of the Company ratify the appointment of Elliott Davis, LLC as the Company's and Bank's independent public accountant for the fiscal year ending December 31, 2004.  Representatives of Elliott Davis, LLC are not expected to be present at the Annual Meeting.

AUDIT FEES

            Elliott Davis, LLC served as the Company's auditor during the fiscal years ended December 31, 2003 and 2002.  The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2003 and 2002.

	Year Ended December 31, 2003	Year Ended December 31, 2002
Audit Fees Audit-Related Fees Tax Fees All Other Fees Total	$43,400 5,500 4,800 8,400 $62,100	$38,500 5,200 5,200 8,200 $57,100

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2003 and 2002 and for reviews of the financial statements included in the Company's reports on Forms 10-Q and 10-K.  These fees include amounts paid or expected to be paid for each respective year's audit. Reimbursements for travel and other out-of-pocket expenses are not included.

Audit Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2003 and 2002.  These services principally include the assistance and issuance of consents for various filings with the SEC and for the examination of the Company's assertion, as presented in the Management Report on the Effectiveness of Internal Control Over Financial Reporting, that effective internal control over financial reporting exists in accordance with GAAP and the FFIEC instructions for Consolidated Reports of Condition and Income, based upon criteria described in Internal Control - Integrated Framework, issued by COSO of the Treadway Commission.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2003 and 2002.  These services were primarily for the preparation of state and federal tax returns for the Company and its subsidiary.  Additionally, Elliott Davis, LLC assists the Company with tax compliance and provides limited tax consultation services.

All Other Fees.  This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2003 and December 31, 2002.  These other services consisted of audits of the 401(k) plan.

Oversight of Accountants; Approval of Accounting Fees.  The Audit Committee substantially pre-approves all audit and non-audit services and fees provided by the independent auditors.  These services include audit services, audit-related services, tax services and other services.  The terms and related fees of the 401(k) engagement are reported to the Audit Committee.

All of the principal accounting services and fees reflected in the table, unless otherwise noted, were reviewed and approved by the Audit Committee. Substantially all of the services were performed by individuals employed by the independent auditor.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003.  The Audit Committee has discussed with the Company's independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement of Auditing Standards 61.  The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1, and has discussed with Elliott Davis, LLC their independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

James W. Barnette, Jr.	John K. Massey
H. Buck Cutts	Howard B. Smith, III

OTHER BUSINESS

     The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
/s/W. JenningsDuncan W. Jennings Duncan, President
Conway, South Carolina

CNB CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2004

         The undersigned hereby appoints Willis J. Duncan, Robert P. Hucks, Paul R. Dusenbury or                     (insert name of designee), or any of them acting in the absence of the others, attorneys and proxies, with power of substitution, to vote all of the shares of the Common Stock of CNB Corporation, a South Carolina Corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Conway Banking Office of The Conway National Bank, 1411 Fourth Avenue, Conway, South Carolina, at 4:15 p.m., on May 11, 2004, and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote:

1.  ELECTION OF DIRECTORS

FOR all nominees listed	WITHHOLD AUTHORITY
below (except as marked	To vote for all nominees
to the contrary below)	listed below

INSTRUCTION:	To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
Class I Directors	(Three-Year Term):

   W. Jennings Duncan, James W. Barnette, Jr., and John K. Massey.

2. FOR	AGAINST	ABSTAIN

       the ratification of the appointment of Elliott Davis, LLC
       as independent auditors for the Company and its subsidiary for the year ending December 31, 2004.

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

Date

Number of Shares

                                (Please sign exactly as shown on  envelope addressed to you)

THE PROXIES WILL BE VOTED AS INDICATED.

   IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS.